UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2018

Nathan’s Famous, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2018, Nathan’s Famous, Inc., a Delaware corporation (the “Company”), entered into Amendment No.1 to Rights Agreement (the “Amendment”) to the Company’s existing Rights Agreement, dated as of June 17, 2013, between the Company and American Stock Transfer & Trust Company, LLC, as the Rights Agent (“Rights Agent”) (as amended, the “2013 Rights Agreement”). The Amendment amends the 2013 Rights Agreement by postponing the Final Expiration Date (as defined in the 2013 Rights Agreement) to September 30, 2018. The Amendment will have the effect of causing the 2013 Rights Agreement and the common stock purchase rights granted thereunder to terminate at the close of business on September 30, 2018. See Item 1.01 of the Current Report on Form 8-K filed on June 11, 2013, for a description of the material terms of the 2013 Rights Agreement.

The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified by reference to such exhibit.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth herein under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Rights Agreement dated as of June 14, 2018, between Nathan’s Famous, Inc., and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2018	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)